UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

SECURITIES EXCHANGE ACT OF 1934

Date of Report January 20, 2004

HEALTHWATCH, INC.

(Exact Name of Small Business Issuer as Specified in Its Charter)

Minnesota	0-11476	84-0916792
(State or Other Jurisdiction of	(Commission	(I.R.S. Employer
Incorporation or organization)	File Number)	Identification No.)

1010 Huntcliff, Suite 1350, Atlanta, GA 30350

(Address of Principal Executive Offices)

(770) 518-2402

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name, Former Address and Former Fiscal Year, if Changed Since Last Report)

Item 5.

OTHER EVENTS AND REQUIRED FD DISCLOSURE

On January 20, 2004 Healthwatch received a letter dated January 13, 2004 from the United States Securities and Exchange Commission (the “Letter”). The Letter stated that because Healthwatch is not in compliance with its reporting requirements under Section 13(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) as a result of Healthwatch having not filed all required reports, Healthwatch may be subject, without further notice, to an administrative proceeding to revoke its registration under the Exchange Act. The Letter stated that this administrative proceeding would be brought by the Commission’s Division of Enforcement pursuant to Section 12(j) of the Exchange Act. Further, the Letter stated that if Healthwatch’s stock is trading, it also may be subject to a trading suspension by the Commission pursuant to Section 12(k) of the Exchange Act. Healthwatch is currently discussing its options in response to the Letter with its advisors and attorneys.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 26, 2004	HEALTHWATCH, INC. /s/ Paul W. Harrison Paul W. Harrison Chairman, President and Chief Executive Officer

Date: January 26, 2004	/s/ Thomas C. Ridenour Thomas C. Ridenour Chief Financial Officer and Principal Accounting Officer

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